Exhibit 99.3

Innovative Industrial Properties Announces Exercise of Option to Purchase Additional Shares of Common Stock

SAN DIEGO, CA – July 2, 2020 – Innovative Industrial Properties, Inc. (the “Company”) (NYSE: IIPR) announced today the full exercise of the underwriters’ option to purchase an additional 402,504 shares of common stock in connection with the Company’s previously announced follow-on offering that priced on June 29, 2020. In total, the Company sold 3,085,867 shares of common stock in the offering, raising gross offering proceeds of approximately $258.7 million.

BTIG, LLC is acting as sole book-running manager for the offering; Roth Capital Partners, Compass Point Research & Trading, LLC and Ladenburg Thalmann & Co. Inc. are acting as co-lead managers for the offering.

The offering of the Company’s common stock is being made only by means of a prospectus supplement and the accompanying prospectus. Copies of the final prospectus supplement and the accompanying prospectus may be obtained by contacting BTIG, LLC at 65 East 55th Street, New York, NY 10022, or by email at equitycapitalmarkets@btig.com; Roth Capital Partners, LLC, 888 San Clemente, Suite 400, Newport Beach, CA 92660, or by email at rothecm@roth.com; Compass Point Research & Trading, LLC at 1055 Thomas Jefferson Street, N.W., Suite 303,Washington, DC 20007, or by email at syndicate@compasspointllc.com; or Ladenburg Thalmann & Co. Inc., 277 Park Avenue, 26th Floor, New York, NY 10172, or by email at prospectus@ladenburg.com.

A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the offered securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is an internally-managed real estate investment trust (REIT) focused on the acquisition, ownership and management of specialized industrial properties leased to experienced, state-licensed operators for their regulated medical-use cannabis facilities. Innovative Industrial Properties, Inc. has elected to be taxed as a REIT, commencing with the year ended December 31, 2017.

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, including, without limitation, statements regarding the offering and the use of proceeds from the offering, are forward-looking statements. Currently, one of the most significant risks is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market, the global economy and financial markets. The extent to which COVID-19 impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified in the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and other filings with the Securities and Exchange Commission, as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. When used in this press release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Investors should not place undue reliance upon forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Catherine Hastings

Chief Financial Officer, Chief Accounting Officer and Treasurer

Innovative Industrial Properties, Inc.

(858) 997-3332